Exhibit 10.2

Certain portions of this exhibit (indicated by “[***]”) have been excluded pursuant to Item 601(b)(10) of Regulation S-K because they are both not material and are the type that the registrant treats as private or confidential.

ACKNOWLEDGMENT OF GRANT OF A SUBLICENSE IN ACCORDANCE WITH THE LICENSE AGREEMENT BETWEEN MEDIMMUNE LIMITED AND PHASEBIO PHARMACEUTICALS, INC. AND RELATED OPTIONS

This Agreement (“Agreement”) is made and entered into as of June 16, 2021 (the “Effective Date”), by and between (1) MedImmune Limited, a limited liability company formed under the laws of the United Kingdom having a place of business at Milstein Building, Granta Park, Cambridge CB21 6GH, United Kingdom (“MedImmune”); (2) PhaseBio Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware with a principal place of business at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355, USA (“PhaseBio”); and (3) Alfasigma S.P.A. a company organized and existing under the laws of Italy having a place of business at Via Ragazzi del ’99.5. 1-40133 Bologna, Italy (“Alfasigma”).

Recitals
WHEREAS, MedImmune and PhaseBio are parties to that certain license agreement dated November 21, 2017, as amended (the “AZ License”), pursuant to which MedImmune granted to PhaseBio a license under certain intellectual property rights owned or controlled by MedImmune to develop and commercialize Licensed Products in the Field in the Territory in accordance with the terms and conditions set forth in the AZ License;
WHEREAS, PhaseBio proposes to grant to Alfasigma a sublicense of certain of the rights granted to PhaseBio by MedImmune pursuant to the AZ License with respect to the European Union and certain other countries (the “Sublicense Market”); a redacted copy of the sublicense agreement is attached as Exhibit B to this Agreement (the “Sublicense”);

WHEREAS, pursuant to Section 2.3 of the AZ License, PhaseBio may enter into the Sublicense provided that such Sublicense is consistent with the terms and conditions of the AZ License; and

WHEREAS, this Agreement sets out MedImmune’s acknowledgement that PhaseBio has entered into the Sublicense and certain other matters relating to the relationship between MedImmune, PhaseBio and Alfasigma.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the AZ License.
2.Acknowledgment of the Grant of the Sublicense to Alfasigma. MedImmune hereby acknowledges receipt of a redacted copy of the Sublicense attached hereto as Exhibit B. PhaseBio represents that (a) except for those provisions of the Sublicense set forth on Exhibit A attached hereto that are in conflict with the terms of the AZ License, the Sublicense is in accordance with the requirements of Section 2.3.1 of the AZ License and (b) except as expressly set forth in this Agreement, MedImmune will not be required to assume any obligations or liabilities in respect of such Sublicense that are in addition to, or greater in scope than, MedImmune’s obligations or liabilities set forth in the AZ License.
3.MedImmune Option to Sublicense and Alfasigma Option to AZ License
(a)Notwithstanding the provisions of Sections 9.2.1(a), 9.2.1(b) and 9.2.2 of the AZ License, if MedImmune becomes, or believes in good faith that it is entitled to terminate the AZ License pursuant to Sections 9.2.1(a), 9.2.1(b) or 9.2.2 thereof (the “Termination Entitlement Event”), then MedImmune:
(i)should it wish to invoke its right to termination, pursuant to Sections 9.2.1(a) or 9.2.1(b) of the AZ License, shall provide written notice pursuant to those Sections of such entitlement to PhaseBio and (pursuant to Section 3(b) of the January 9, 2020 amendment to the AZ License) to SFJ, with a copy to Alfasigma, specifying the applicable Section of the AZ License under which MedImmune is, or believes it is, entitled to terminate the AZ License.
(ii)shall within thirty (30) calendar days after the occurrence of the Termination Entitlement Event pursuant to Section 9.2.2 of the AZ License, and at least thirty (30) calendar days prior to delivering any notice to PhaseBio pursuant to Section 9.2.2 of the AZ License, deliver written notice of such entitlement to Alfasigma and (pursuant to Section 3(b) of the January 9, 2020 amendment to the AZ License) to SFJ, with a copy to PhaseBio.
Any notice provided pursuant to this Section 3(a) shall be considered a “Termination Entitlement Notice”.

(b)If the Termination Entitlement Notice is served at any time prior to the Regulatory Documentation Assignment Date (as defined in the Sublicense) the following provisions shall apply:
(i)If (A) the grounds for termination specified in the Termination Entitlement Notice trigger Section 3.20(b) of the January 9, 2020 Co-Development Agreement between PhaseBio and SFJ Pharmaceuticals X, Ltd. (“SFJ”) (the “Co-Development Agreement”); (B) such grounds for termination are not cured or remedied in accordance with the terms of the Co-Development Agreement; and (C) SFJ does not elect to execute a program transfer pursuant to Section 3.20 of the Co-Development Agreement, as further described in the January 9, 2020 amendment to the AZ License, MedImmune may at its sole discretion, within forty-five (45) calendar days of receipt of notice of SFJ’s decision not to execute a program transfer (“MedImmune’s Decision Period”):
(1)Notify Alfasigma and PhaseBio that it requires PhaseBio to assign the Sublicense to MedImmune pursuant to the Sublicense Assignment Agreement (attached thereto as Exhibit C) and that MedImmune will undertake all rights and obligations of PhaseBio as set out in the Sublicense; in such instance, all parties shall execute the Sublicense Assignment Agreement and/or any required agreements ancillary thereto under Section 3(b)(i) within thirty (30) calendar days of receipt of the notice from MedImmune by Alfasigma and PhaseBio; or
(2)Notify Alfasigma and PhaseBio that would like to enter into good faith negotiations with Alfasigma for the commercialization of the Licensed Product in the Territory. If pursuant to such good faith negotiations no agreement for the commercialization of the Licensed Product between MedImmune and Alfasigma is reached within thirty (30) calendar days of the notice under 3(b)(i)(2) of this Agreement, Section 3(b)(ii) of this Agreement shall apply, provided that such thirty (30) calendar day-period shall be extended by the number of days (if any) between (x) the day of receipt of the notice from MedImmune by Alfasigma and PhaseBio and (y) the forty-fifth (45th) day of the MedImmune’s Decision Period (the “Negotiation Period”).
MedImmune undertakes that it will not terminate the AZ License during the period from the date of the Termination Entitlement Notice to the date on which the Sublicense Assignment Agreement and/or any required agreements are signed by all parties pursuant to this Section 3(b)(i).
(ii)If MedImmune (A) does not exercise its right to require assignment of the Sublicense from PhaseBio to Alfasigma pursuant to Section 3(b)(i)(1) above, or does not otherwise provide notice pursuant to Section 3(b)(i) above, in each case within MedImmune’s Decision Period, and (B) does not enter into an agreement with Alfasigma for the commercialization of the Licensed Product pursuant to Section 3(b)(i)(2) above, then Alfasigma may, at its sole discretion within thirty (30) calendar days of, respectively, (x) the last day of MedImmune’s Decision Period, in the case under (A) above, or (y) the expiry of the Negotiation Period, in the case under (B) above, notify MedImmune and PhaseBio that Alfasigma requires PhaseBio to assign the AZ License to Alfasigma pursuant to the AZ License Assignment Agreement (attached hereto as Exhibit D). All parties shall execute the AZ License Assignment Agreement any agreements ancillary thereto within thirty (30) calendar days of receipt of this notice from Alfasigma by MedImmune and PhaseBio. MedImmune undertakes that it will not terminate the AZ License during the period from the date of the Termination Entitlement Notice to the date on which the AZ License Assignment Agreement and any required agreements ancillary thereto are signed by all parties.
(c)If the Termination Entitlement Notice is served at any time on or after the Regulatory Documentation Assignment Date the following provisions shall apply:
(i)Alfasigma shall have the right within sixty (60) days of receipt of a Termination Entitlement Notice to notify MedImmune that Alfasigma requires the grant to Alfasigma of a Standby License (as defined in Section 2.3.2 of the AZ License) on the terms set forth herein, and such Standby License shall come into full force and effect from the date of termination of the AZ License.

(ii)The terms of the Standby License shall be as follows and shall apply to MedImmune and Alfasigma with effect from the date of termination of the AZ License by MedImmune pursuant to Section 9.2.1(a), Section 9.2.1(b) or Section 9.2.2:
(1)Alfasigma will perform and continue to perform the relevant activities with respect to the Licensed Product sublicensed to it under the Sublicense that PhaseBio would have been obligated to perform under the AZ License with respect to such Licensed Product in the absence of termination of the AZ License, in each case in the Sublicensee Market only or to the extent otherwise reasonably necessary to enable Exploitation of the Licensed Product(s) for the Sublicense Market;
(2)MedImmune will not be required to assume any obligations or liabilities in respect of such Sublicense that are in addition to, or greater in scope than, MedImmune’s obligations or liabilities set forth in the AZ License, unless MedImmune otherwise agrees in writing;
(3)Alfasigma will not be required to assume any obligations or liabilities in respect of such Standby License that are in addition to, or greater in scope than, Alfasigma’s obligations or liabilities set forth in the Sublicense, unless Alfasigma otherwise agrees in writing;
(4)Alfasigma acknowledges and agrees that, following any termination of the AZ License, the obligations of PhaseBio under the AZ License and the Pharmacovigilance Agreement:
a.to the extent applicable to the rights and licenses granted to Alfasigma pursuant to the Sublicense will be direct obligations of Alfasigma to MedImmune (and that, without limitation to the rights of MedImmune and PhaseBio pursuant to Section 9.6 of the AZ License, termination of the AZ License in its entirety or in a Terminated Territory with respect to PhaseBio will not terminate such obligations with respect to Alfasigma); and
b.MedImmune will have the right to enforce: (x) such obligations; and (y) any terms of the AZ License which are otherwise applicable to Alfasigma as the sublicensee under the Sublicense, in each case ((x) and (y)) directly against Alfasigma;
(5)(A) any payment obligations to PhaseBio arising under the Sublicense in consideration for the Sublicense after termination of the AZ License will become direct payment obligations of Alfasigma to MedImmune, directly payable to MedImmune (it being understood, however, that, except with respect to any payments due as compensation for any performance obligations that MedImmune elects to assume or perform in connection with the Standby License, MedImmune would not be entitled to receive payments due to PhaseBio under the Sublicense that are for value other than, and not in consideration for, the Sublicense – e.g., payments of PhaseBio’s fully-burdened cost of performing bona fide research and development activities for or with Alfasigma, reimbursements of reasonable and documented external costs incurred by PhaseBio in performing such activities, and payments for equity or debt securities of PhaseBio or any of its Affiliates), and (B) MedImmune will have the right to enforce the obligations described in subsection (5)(A) directly against Alfasigma;
(6)in the event of any subsequent termination of the Sublicense, MedImmune will automatically receive from Alfasigma the full scope of rights provided in Sections 9.4.2 or 9.4.3 of the AZ License, as applicable, with respect to the applicable Licensed Product in the Sublicense Market as if Alfasigma were subject to such terms without qualifying as having a “Surviving Sublicense” as such term is used in such sections; and
(7)the rights afforded to Alfasigma under this subsection (ii) are subject to Alfasigma remaining in compliance with this Agreement and the Sublicense at the date on which it wishes to exercise its rights.
(iii)In no case shall Alfasigma assume any obligations or liabilities of PhaseBio to MedImmune pursuant to the AZ License accrued prior to execution of the Standby License.
4.If, at any time:
(i)SFJ is entitled to require PhaseBio to execute a program transfer pursuant to Section 3.20(b) of the Co-Development Agreement, as further described in the January 9, 2020 amendment to the AZ License, but SFJ elects not to do so; and
(ii)either:
(1)MedImmune requires PhaseBio to assign the Sublicense to MedImmune pursuant to the Sublicense Assignment Agreement pursuant to Section 3(b)(i) above; or
(2) Alfasigma requires PhaseBio to assign the AZ License to Alfasigma pursuant to the AZ License Assignment Agreement pursuant to Section 3(b)(ii) above; or
(3)MedImmune grants a Standby License to Alfasigma pursuant to Section 3(c) above,
Alfasigma may deliver written notice to PhaseBio requiring PhaseBio to assign (x) any and all agreements and intellectual property rights Controlled by PhaseBio relating to, or otherwise required for, the Exploitation of the Licensed Compound and/or Licensed Product (which such agreements and rights PhaseBio shall have authority to assign or obtain such authority to assign); and, (y) to the extent PhaseBio is free to do so pursuant to the then existing Licensed Product Agreements relating to the Exploitation of the Licensed Product, the Regulatory Documentation to MedImmune and/or Alfasigma, in each case as necessary for MedImmune and/or Alfasigma, in each case, to develop, manufacture and commercialize the Licensed Compound and/or Licensed Products, including the Wacker License Agreement dated April 1, 2019, as amended, and the BioVectra Supply Agreement dated March 10, 2021, without any additional cost or compensation payable by Alfasigma and/or MedImmune and free of any liens and encumbrances. In addition, following the earlier of (A) receipt of “Regulatory Approval” of the Licensed Product for the “Indication” in at least one of the United States, the European Union, any “Designated European Country”, Japan or China (as such terms are defined in the Co-Development Agreement) or (B) termination of the Co-Development Agreement in accordance with any termination clause or section thereof, upon request of MedImmune and/or Alfasigma, PhaseBio shall promptly enter into the Trial Data Package Agreement with SFJ attached as Exhibit K to the Co-Development Agreement and transfer and assign to MedImmune and/or Alfasigma all its rights, title and interest in and to the Trial Data Package, without any additional cost or compensation payable by MedImmune and/or Alfasigma and free of any liens and encumbrances, to the extent necessary to develop and commercialize the Licensed Product in the Sublicense Market and elsewhere. For the avoidance of doubt, neither MedImmune nor Alfasigma will assume any obligation of PhaseBio, including any financial obligation, under the Co-Development Agreement and for which PhaseBio shall retain sole responsibility.
For the avoidance of doubt, in the event the AZ License is Assigned by PhaseBio to Alfasigma pursuant to Section 3(b)(ii), MedImmune shall not be obligated to accept any assignment of such agreements, intellectual property rights or Regulatory Documentation. Any assignment of any agreements, intellectual property or Regulatory Documentation to Alfasigma and/or MedImmune pursuant to this paragraph shall be subject to Alfasigma and/or MedImmune (as the case may be) agreeing to comply with and fulfill any obligations owed by PhaseBio as at the date of the assignment to third parties under sublicenses granted by PhaseBio under the AZ License (provided that neither Alfasigma nor MedImmune, as the case may be, shall be subject to any financial liabilities accrued by PhaseBio prior to the date thereof).
5.Notice. Any notice permitted or required under this Agreement shall be made in accordance with Section 10.9 of the AZ License, for which purpose notices to Alfasigma shall be addressed as follows:
Alfasigma S.P.A.
Via Ragazzi del ’99.5
1-40133 Bologna, Italy
Attention: Corporate General Counsel

6.Effectiveness of AZ License. For the avoidance of doubt, notwithstanding the terms of this Agreement, the AZ License shall remain in full force and effect in accordance with its terms and Alfasigma shall not be responsible for any financial or payment obligations that accrue to PhaseBio under the AZ License or the Co-Development Agreement.
7.Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email, or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

Exhibit 10.2
.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the parties as of the Effective Date.

MEDIMMUNE LIMITED    PHASEBIO PHARMACEUTICALS, INC.
By: /s/ Greg Mueller        By: /s/ Jonathan Mow

Name: Greg Mueller        Name: Jonathan Mow

Title: Authorized Signatory        Title: Chief Executive Officer

ALFASIGMA S.P.A.
By: /s/ Pier Vincenzo Colli Name: Pier Vincenzo Colli Title: Chief Executive Officer

EXHIBIT A
Terms of Sublicense

•Section 2.6 (Exclusivity Commitment of Licensor), in which Alfasigma agrees to the exclusivity obligations set forth therein only with respect to the Territory (and not worldwide).

•Section 3.3 (Licensee Improvements), in which additional provisions (including pursuant to Section 3.3 of the Sublicense) have been added regarding the ability to Alfasigma to undertake research and Development efforts that could generate Improvements that – [***], as follows:

•If at any time Alfasigma wishes to undertake research and Development activities with the aim of generating any Improvements, Alfasigma must first notify the Joint Steering Committee (“JSC”) with reasonable details of its plans and the research and Development activities that it wishes to undertake (the “Proposed Activities”).

•If the JSC does not agree that the Proposed Activities should proceed, Alfasigma may not undertake the Proposed Activities or generate any Licensee Improvements. In the event that the Joint Steering Committee permits the Proposed Activities to proceed, [***].

•If [***].

•If [***], as follows:

•[***].

•[***].

•[***].

•In the event of termination of the AZ License, [***].

EXHIBIT B
Redacted Copy of Sublicense

[Filed as an exhibit to PhaseBio Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021]

EXHIBIT C
Sublicense Assignment Agreement

This Sublicense Assignment Agreement (this “Sublicense Assignment Agreement”) is dated as of ______, 20__ (the “Assignment Date”), and is entered into by and among (1) MedImmune Limited, a limited liability company formed under the laws of the United Kingdom (“MedImmune”); (2) PhaseBio Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware with a principal place of business at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355, USA (“PhaseBio”); and (3) Alfasigma S.P.A., a company organized and existing under the laws of Italy, having a place of business at Via Ragazzi del’99 n°5. 1-40133 Bologna, Italy (“Alfasigma”), (collectively the “Parties”).

RECITALS

WHEREAS, PhaseBio and Alfasigma are parties to a Sublicense Agreement dated June 16, 2021 (the “Sublicense Agreement”), and pursuant to that Sublicense Agreement PhaseBio proposes to grant to MedImmune an assignment of the rights granted to PhaseBio by Alfasigma pursuant to that Sublicense Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Assignment. The Parties intend that this Sublicense Assignment Agreement is a novation and that if the conditions in Section 3(b) of the Acknowledgment of Grant of a Sublicense in Accordance with the License Agreement Between MedImmune Limited and PhaseBio Pharmaceuticals, Inc. and Related Options dated June 16, 2021 are met, the Sublicense Agreement will be assigned and novated in its entirety to MedImmune. On the Assignment Date: (a) PhaseBio hereby irrevocably transfers, assigns and novates to MedImmune, its successors and assigns, all of its rights, title, interest and obligations under, in and to the Sublicense Agreement, and (b) PhaseBio shall be relieved from all duties, obligations and liabilities as they pertain to the Sublicense, except for any obligations that relate to the period prior to the Assignment Date for which PhaseBio retains sole responsibility, including any financial obligations, and those shall not be transferred by this Sublicense Assignment Agreement to neither MedImmune, nor Alfasigma.

2.Assumption. MedImmune hereby acknowledges to Alfasigma that MedImmune accepts the assignment and novation of the Sublicense Agreement, including all of the terms and conditions therein, except for any obligations that relate to the period prior to the Assignment Date for which PhaseBio retains sole responsibility, including any financial obligations, and only assumes obligations as they pertain to the Sublicense Agreement as of the Assignment Date and agrees to be bound by the Sublicense Agreement in all respects as if MedImmune had originally executed the same, except for any obligations that relate to the period prior to the Assignment Date that may continue to accrue on

PhaseBio which shall not be carried forward to neither MedImmune nor Alfasigma through this Sublicense Assignment Agreement. Each reference in the Sublicense Agreement to PhaseBio shall be deemed to mean MedImmune as of the Assignment Date. Alfasigma agrees to perform the Sublicense Agreement and be bound by its terms in every way as if MedImmune were the original party to the Sublicense Agreement in place of PhaseBio.

3.Consent. The Parties acknowledge and agree that an assignment and novation of the Sublicense Agreement by PhaseBio to MedImmune is permissible under Section 11.3 of the Sublicense Agreement. By its signature below, Alfasigma hereby acknowledges and agrees to PhaseBio’s assignment and novation of its rights and obligations under the Sublicense Agreement to MedImmune and MedImmune’s assumption of PhaseBio’s rights and obligations under the Sublicense Agreement pursuant to and in accordance with this Sublicense Assignment Agreement.

4.General. All capitalized terms used in this Sublicense Assignment Agreement and not defined herein shall have the same meaning as set forth in the Sublicense Agreement as applicable. The provisions of the Sublicense Agreement governing choice of law, resolution of disputes, and jurisdiction of legal actions are incorporated herein and made a part of this Sublicense Assignment Agreement. Except as expressly set forth herein, the terms and conditions of the Sublicense Agreement shall remain unmodified by this Sublicense Assignment Agreement. This Sublicense Assignment Agreement constitutes the entire agreement between the Parties pertaining to its subject matter, and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties hereto with respect to such subject matter. No supplement, modification, amendment or waiver of this Sublicense Assignment Agreement shall be binding unless it refers specifically to this Sublicense Assignment Agreement and is executed in writing by MedImmune and Alfasigma.

Accepted and Agreed:

MEDIMMUNE LIMITED    PHASEBIO PHARMACEUTICALS, INC.
Signed:        Signed:
Name:        Name:
Title:        Title:
Date:        Date:

ALFASIGMA S.P.A.
Signed: Name: Title: Date:

EXHIBIT D
AZ License Assignment Agreement

This AZ License Assignment Agreement (this “AZ Assignment Agreement”) is dated as of ______, 20__ (the “Assignment Date”), and is entered into by and among (1) MedImmune Limited, a limited liability company formed under the laws of the United Kingdom (“MedImmune”); (2) PhaseBio Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware with a principal place of business at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355, USA (“PhaseBio”); and (3) Alfasigma S.P.A., a company organized and existing under the laws of Italy, having a place of business at Via Ragazzi del ‘99 n° 5, 1-40133 Bologna, Italy (“Alfasigma”), (collectively the “Parties”).

RECITALS

WHEREAS, PhaseBio and MedImmune are parties to a License Agreement dated November 21, 2017, as amended (the “AZ License”), pursuant to which MedImmune granted to PhaseBio a license under certain intellectual property rights owned or controlled by MedImmune to develop and commercialize Licensed Products in the Field in the Territory in accordance with the terms and conditions set forth in that AZ License;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Assignment. The Parties intend that this AZ Assignment Agreement is a novation and that if the conditions in Section 3(c) of the Acknowledgment of Grant of a Sublicense in Accordance with the License Agreement between MedImmune Limited and PhaseBio Pharmaceuticals, Inc. and Related Options dated June 16, 2021 are met, the AZ License will be assigned and novated from PhaseBio in its entirety to Alfasigma. On the Assignment Date: (a) PhaseBio hereby irrevocably transfers, assigns and novates to Alfasigma, its successors and assigns, all of its rights, title, interest and obligations under, in and to, the AZ License, and (b) PhaseBio shall be relieved from all duties, obligations and liabilities as they pertain to the AZ License, except for any obligations that relate to the period prior to the Assignment Date for which PhaseBio retains sole responsibility, including any financial obligations, and those shall not transferred by this AZ Assignment Agreement to Alfasigma.

2.Assumption. Alfasigma hereby acknowledges to MedImmune that Alfasigma accepts the assignment and novation of the AZ License, including all of the terms and conditions therein, except for any obligations that relate to the period prior to the Assignment Date for which PhaseBio retains sole responsibility, including any financial obligations, and only assumes obligations as they pertain to the AZ License as of the Assignment Date and agrees to be bound by the AZ License in all respects as if Alfasigma had originally executed the same, except for any obligations that relate to the period prior to the Assignment Date that may continue to accrue on PhaseBio which shall not be carried forward to Alfasigma through this AZ Assignment Agreement. Each reference in the AZ License to PhaseBio shall be deemed to mean Alfasigma as of the Assignment Date. MedImmune agrees to perform the AZ License and be bound by its terms in every way as if Alfasigma were the original party to the AZ License in place of PhaseBio.

3.Consent. The Parties acknowledge and agree that an assignment and novation of the AZ License by PhaseBio to Alfasigma is permissible under Section 10.3 of the AZ License. By its signature below, MedImmune hereby acknowledges and agrees to PhaseBio’s assignment and novation of its rights and obligations under the AZ License to Alfasigma and Alfasigma’s assumption of PhaseBio’s rights and obligations under the AZ License pursuant to and in accordance with this AZ Assignment Agreement.
4.Indemnities. Alfasigma hereby agrees to indemnify, defend and hold harmless PhaseBio against all liabilities, costs, expenses, damages and losses that PhaseBio suffers or incurs under or in connection with the AZ License that first arise on or after the Assignment Date. PhaseBio hereby agrees to indemnify, defend and hold harmless Alfasigma against all liabilities, costs, expenses, damages and losses that Alfasigma suffers or incurs under or in connection with the AZ License that first arose prior to the Assignment Date.

5.General. All capitalized terms used in this AZ Assignment Agreement and not defined herein shall have the same meaning as set forth in the AZ License, as applicable. The provisions of the AZ License governing choice of law, resolution of disputes, and jurisdiction of legal actions are incorporated herein and made a part of this AZ Assignment Agreement. Except as expressly set forth herein, the terms and conditions of the AZ License shall remain unmodified by this AZ Assignment Agreement. This AZ Assignment Agreement constitutes the entire agreement between the Parties pertaining to its subject matter, and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties hereto with respect to such subject matter. No supplement, modification, amendment or waiver of this AZ Assignment Agreement shall be binding unless it refers specifically to this AZ Assignment Agreement and is executed in writing by MedImmune and Alfasigma.

Accepted and Agreed:

MEDIMMUNE LIMITED    PHASEBIO PHARMACEUTICALS, INC.
Signed:        Signed:
Name:        Name:
Title:        Title:
Date:        Date:

ALFASIGMA S.P.A.
Signed: Name: Title: Date: